UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  February 8, 2012

GLOBETRAC INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-33309 (Commission File Number)	33-0953557 (I.R.S. Employer Identification No.)

1100 Melville Street, Suite 610 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6E 4A6 (Zip Code)

Registrant’s telephone number, including area code  1-800-648-4287

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)	On February 8, 2012, Globetrac dismissed Mendoza Berger & Company (“Mendoza Berger”) as the independent accountants of Globetrac, Inc.

(ii)
The report of Mendoza Berger on the financial statements for the two fiscal years ended December 31, 2010 and 2009, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope.  The report of Mendoza Berger on the financial statements for the fiscal year ended December 31, 2010 and for the fiscal year ended December 31, 2009 contained an explanatory paragraph related to substantial doubt about Globetrac’s ability to continue as a going concern.

(iii)	Globetrac’s board of directors recommended the decision to change independent accountants.

(iv)
In connection with its audits for fiscal years December 31, 2010 and 2009, and through February 8, 2012, Globetrac has had no disagreements with Mendoza Berger on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b)	New independent accountants

Globetrac Inc. engaged Dale Matheson Carr-Hilton Labonte, L.L.P. Chartered Accountants (“DMCL”) as its new independent accountants as of February 8, 2012.  During the two fiscal years ended December 31, 2010 and 2009 and through  February 8, 2012, Globetrac has not consulted with DMCL regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Globetrac’s financial statements, and neither a written report nor oral advice was provided to DMCL that DMCL concluded was an important factor considered by Globetrac in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either the subject of disagreement or an event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
16.1	Letter to Securities and Exchange Commission dated, February 15, 2012 from Mendoza Berger LLP regarding change in certifying accountant.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Globetrac, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.

By:	/s/ John DaCosta
Dated: February 15, 2012 John DaCosta – CEO & President